As filed with the Securities and Exchange Commission on September 20, 2010
Registration Nos. 333-169315, 333-169315-01, 333-169315-02, 333-169315-03

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Registrant, State of Incorporation or Organization,	Registrant, State of Incorporation or Organization,
Address of Principal Executive Offices, Telephone	Address of Principal Executive Offices, Telephone
Number, and IRS Employer Identification No.	Number, and IRS Employer Identification No.

ENTERGY CORPORATION	ENTERGY ARKANSAS, INC.
(a Delaware corporation)	(an Arkansas corporation)
639 Loyola Avenue	425 West Capitol Avenue
New Orleans, Louisiana 70113	Little Rock, Arkansas 72201
Telephone (504) 576-4000	Telephone (501) 377-4000
72-1229752	71-0005900

ENTERGY GULF STATES LOUISIANA, L.L.C.	ENTERGY LOUISIANA, LLC
(a Louisiana limited liability company)	(a Texas limited liability company)
446 North Boulevard	446 North Boulevard
Baton Rouge, Louisiana 70802	Baton Rouge, Louisiana 70802
Telephone (800) 368-3749	Telephone (800) 368-3749
74-0662730	75-3206126

DAWN A. ABUSO, ESQ.	THEODORE H. BUNTING, JR.	JOHN T. HOOD, ESQ.
MARK G. OTTS, ESQ.
Senior Counsel—Corporate and	Senior Vice President and	Partner
Securities	Chief Accounting Officer
Entergy Services, Inc.	Entergy Corporation	Morgan, Lewis & Bockius LLP
639 Loyola Avenue	639 Loyola Avenue	101 Park Avenue
New Orleans, Louisiana 70113	New Orleans, Louisiana 70113	New York, New York 10178
(504)576-6755 — Ms. Abuso	(504) 576-2517	(212) 309-6281
(504) 576-5228 — Mr. Otts
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

	Large			Smaller
	Accelerated	Accelerated	Non-Accelerated	Reporting
	Filer	Filer	Filer	Company
Entergy Corporation	☑
Entergy Arkansas, Inc.			☑
Entergy Gulf States Louisiana, L.L.C.			☑
Entergy Louisiana, LLC			☑
CALCULATION OF REGISTRATION FEE

Amount to be registered
Proposed maximum offering price per security
Title of each class of	Proposed maximum aggregate offering price
securities to be registered	Amount of registration fee
Entergy Corporation:
Debt Securities

Entergy Arkansas, Inc.:	(1)
First Mortgage Bonds

Entergy Gulf States Louisiana, L.L.C.:
First Mortgage Bonds

Entergy Louisiana, LLC:
First Mortgage Bonds

(1)	An indeterminate aggregate offering price of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrants are deferring payment of all of the registration fee, except for (i) $16,740 of fees paid with respect to the unsold portion of securities initially registered by Entergy Arkansas, Inc. pursuant to Registration Statement No. 333-159157, initially filed by Entergy Arkansas, Inc. on May 12, 2009, and $4,660 of fees paid with respect to a portion of the unsold portion of securities initially registered by Entergy Arkansas, Inc. pursuant to Registration Statement No. 333-132653, initially filed by Entergy Arkansas, Inc. on March 23, 2006, for an aggregate of $21,400 of fees paid by Entergy Arkansas, Inc., (ii) $3,930 of fees paid with respect to the unsold portion of securities initially registered by Entergy Gulf States Louisiana, L.L.C. pursuant to Registration Statement No. 333-156435, initially filed by Entergy Gulf States Louisiana, L.L.C. on December 23, 2008, and (iii) $19,530 of fees paid with respect to the unsold portion of securities initially registered by Entergy Louisiana, LLC pursuant to Registration Statement No. 333-159158, initially filed by Entergy Louisiana, LLC on May 12, 2009, which unused filing fees may be offset against future filing fees due pursuant to Rule 457(p). The unsold securities associated with such unused filing fees are hereby deregistered.

EXPLANATORY NOTE
FIRST MORTGAGE BONDS
RISK FACTORS
ABOUT THIS PROSPECTUS
ENTERGY ARKANSAS, INC.
WHERE YOU CAN FIND MORE INFORMATION
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF THE NEW BONDS
PLAN OF DISTRIBUTION
EXPERTS
LEGALITY
FIRST MORTGAGE BONDS
RISK FACTORS
ABOUT THIS PROSPECTUS
ENTERGY GULF STATES LOUISIANA, L.L.C.
WHERE YOU CAN FIND MORE INFORMATION
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF THE NEW BONDS
PLAN OF DISTRIBUTION
EXPERTS
LEGALITY
FIRST MORTGAGE BONDS
RISK FACTORS
ABOUT THIS PROSPECTUS
ENTERGY LOUISIANA, LLC
WHERE YOU CAN FIND MORE INFORMATION
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF THE NEW BONDS
PLAN OF DISTRIBUTION
EXPERTS
LEGALITY
PART II
Item 14. Other Expenses of Issuance and Distribution
Item 15. Indemnification of Directors and Officers
Item 16. Exhibits
Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the Registration Statement on Form S-3 initially filed on September 10, 2010 by Entergy Corporation (“Registration Statement No. 333-169315” and as amended by this Post-Effective Amendment No. 1, the “Registration Statement”) is being filed to (i) add Entergy Arkansas, Inc. (“EAI”), an Arkansas corporation and majority-owned subsidiary of Entergy Corporation, as an additional registrant and file a prospectus with respect to the securities to be issued from time to time by EAI; (ii) add Entergy Gulf States Louisiana, L.L.C. (“EGSL”), a Louisiana limited liability company and majority-owned subsidiary of Entergy Corporation, as an additional registrant and file a prospectus with respect to the securities to be issued from time to time by EGSL; (iii) add Entergy Louisiana, LLC (“ELL”), a Texas limited liability company and majority-owned subsidiary of Entergy Corporation, as an additional registrant and file a prospectus with respect to the securities to be issued from time to time by ELL; (iv) update the information provided in Part II of the Registration Statement related to the additional registrants; and (v) file additional exhibits to the Registration Statement. No changes are being made hereby to the existing prospectus relating to the securities to be issued from time to time by Entergy Corporation which remains a part of the Registration Statement. Accordingly, such existing prospectus is not included in this Post-Effective Amendment No. 1. Pursuant to Rule 462(e) under the Securities Act of 1933, this Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.
     This Post-Effective Amendment No. 1 contains three forms of prospectuses, the first of which is to be used in connection with offerings of the securities referenced in clause (1) below, the second of which is to be used in connection with offerings of the securities referenced in clause (2) below, and the third of which is to be used in connection with offerings of the securities referenced in clause (3) below:
     (1) the first mortgage bonds of EAI registered pursuant to this Post-Effective Amendment No. 1;
     (2) the first mortgage bonds of EGSL registered pursuant to this Post-Effective Amendment No. 1; and
     (3) the first mortgage bonds of ELL registered pursuant to this Post-Effective Amendment No. 1.
     Each offering of securities made by EAI, EGSL and ELL under the Registration Statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement. Each offering of securities made by Entergy Corporation under the Registration Statement will be made pursuant to the existing prospectus relating to the securities to be issued from time to time by Entergy Corporation, initially filed with Registration Statement No. 333-169315.
     The Registration Statement is separately filed by Entergy Corporation, EAI, EGSL and ELL on a combined basis. As to each registrant, the Registration Statement consists solely of the prospectus of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of the Registration Statement that is applicable to such registrant. No registrant makes any representation as to the information relating to the other registrants, except to the extent that such information is included in the portion of the Registration Statement relating to such registrant.

PROSPECTUS
FIRST MORTGAGE BONDS
ENTERGY ARKANSAS, INC.
425 West Capitol Avenue
Little Rock, Arkansas 72201
(501) 377-4000
               We -
•	may periodically offer our first mortgage bonds in one or more series; and

•	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
               The First Mortgage Bonds -
•	will be secured by a mortgage that constitutes a first mortgage lien on substantially all of our property; and

•	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
               You -
•	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.
This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplement for that series. We will provide the specific information for those offerings and the specific terms of these first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is September 20, 2010.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, each of which is incorporated by reference herein.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.
For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
ENTERGY ARKANSAS, INC.
We are a corporation organized under the laws of the State of Arkansas. Our principal executive offices are located at 425 West Capitol Avenue, Little Rock, Arkansas 72201. Our telephone number is 1-501-377-4000. We are an electric public utility company providing service to approximately 689,000 customers in the State of Arkansas. We also provide retail electric service to a small number of customers in Tennessee.
We are owned by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy Corporation are Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station (“Grand Gulf”), and Entergy Operations, Inc., a nuclear management services company.

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Capacity and energy from Grand Gulf are allocated among Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc. and us under a unit power sales agreement. Our allocated share of Grand Gulf’s capacity and energy, together with related costs is 36%. Payments we make under the unit power sales agreement are generally recovered through rates set by the Arkansas Public Service Commission and the Tennessee Regulatory Authority, which regulate our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.
Together with Entergy Louisiana Properties, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., we own all of the capital stock of System Fuels, Inc. System Fuels, Inc. is a special purpose company which implements and maintains certain programs for the purchase, delivery and storage of fuel supplies for Entergy Corporation’s utility subsidiaries.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings, including the status of industry restructuring in our service areas.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at (http://www.sec.gov). You may read and copy any document that we file with the SEC at the SEC public reference room located at:
100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.
Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:
1.	our annual report on Form 10-K for the year ended December 31, 2009;

2.	our quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010; and

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3.	our current reports on Form 8-K dated June 14, 2010 (filed June 18, 2010), August 18, 2010 (filed August 18, 2010) and August 18, 2010 (filed August 24, 2010).
You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http:// www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Abuso
Assistant Secretary
Entergy Arkansas, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dabuso@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not, nor have any underwriters, dealers or agents, authorized anyone else to provide you with different information about us or the New Bonds. We are not, nor are any underwriters, dealers or agents, making an offer of the New Bonds in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus or any accompanying prospectus supplement are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.
RATIO OF EARNINGS TO FIXED CHARGES
We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Six Months Ended		Twelve Months Ended
June 30,	June 30,	December 31,
2010	2009	2009	2008	2007	2006	2005

3.33	2.39	2.39	2.33	3.19	3.37	3.75
“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.

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USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
General
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of October 1, 1944, with Deutsche Bank Trust Company Americas, successor corporate trustee, Stanley Burg, successor co-trustee, and, as to property in Missouri, The Bank of New York Mellon Trust Company, N.A., successor co-trustee, and together referred to in this prospectus as “trustees.” This Mortgage and Deed of Trust, as amended and supplemented, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “bonds.”
The statements in this prospectus and any accompanying prospectus supplement concerning the New Bonds and the mortgage are not comprehensive and are subject to the detailed provisions of the mortgage. The mortgage and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. The mortgage has been qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds. Wherever particular provisions or defined terms in the mortgage are referred to under this heading “Description of the New Bonds,” those provisions or defined terms are incorporated by reference in this prospectus.
Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:
1.	the designation, or name, of the series of New Bonds;

2.	the aggregate principal amount of the series;

3.	the offering price of the series;

4.	the date on which the series will mature;

5.	the rate or method for determining the rate at which the series will bear interest;

6.	the date from which interest on the series accrues;

7.	the dates on which interest on the series will be payable;

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8.	the prices and the other terms and conditions, if any, upon which we may redeem the series prior to maturity;

9.	the applicability of the dividend covenant described below to the series;

10.	the terms of an insurance policy, if any, that will be provided for the payment of the principal of and/or interest on the series;

11.	the rights, if any, of a holder to elect repayment; and

12.	any other terms of the series not inconsistent with the provisions of the mortgage.
As of June 30, 2010, we had approximately $1,100 million principal amount of bonds outstanding.
Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the corporate trustee in the Borough of Manhattan, City and State of New York. See “-Book-Entry Only Securities” for additional information relating to payment on the New Bonds.
Sinking or Improvement Fund
The mortgage provides that each series of bonds may be subject to annual sinking or improvement fund payments. This amount is stated as 1% per year of the greatest amount for each of these series outstanding prior to the beginning of the year, less certain retired bonds. Any series of New Bonds that we issue under this prospectus will not be entitled to these sinking or improvement fund requirements.
Redemption and Retirement
General
The prospectus supplement for a particular series of New Bonds offered by this prospectus will contain the prices and other terms and conditions, if any, for redemption of that series prior to maturity.
Special Retirement Provisions
If, during any 12-month period, we dispose of mortgaged property by order of or to any governmental authority, resulting in the receipt of $10,000,000 or more as proceeds, we, subject to certain conditions, must apply such proceeds, less certain deductions, to the retirement of outstanding bonds. If this occurs, we may redeem the outstanding bonds of any series that are redeemable before maturity by the application of cash deposited for this purpose at the redemption prices applicable to those bonds.
We have reserved the right to amend the mortgage without any consent or other action of the holders of any series of bonds created after January 31, 1979 to eliminate these special redemption provisions. Since all of the bonds issued on or prior to January 31, 1979 have

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matured or have been redeemed and are no longer outstanding under the mortgage, we may exercise this right to so amend the mortgage at any time.
Form and Exchange
The New Bonds will be fully-registered bonds without coupons. See “-Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series in equal aggregate principal amounts.
Security
The New Bonds, together with all other bonds outstanding now or in the future under the mortgage, will be secured, equally and ratably, by the mortgage. The mortgage constitutes a first mortgage lien on substantially all of our property subject to bankruptcy law and:
1.	leases of minor portions of our property to others for uses which do not interfere with our business;

2.	leases of certain of our property that we do not use in our business; and

3.	excepted encumbrances.
The mortgage does not create a lien on the following “excepted property”:
1.	cash and securities;

2.	certain equipment, materials and supplies;

3.	automobiles and other vehicles and aircraft, timber, minerals, mineral rights and royalties;

4.	receivables, contracts, leases and operating agreements; and

5.	certain unimproved lands sold or to be sold.
The mortgage contains provisions that impose the lien of the mortgage on property that we acquire after the date of the mortgage, other than the excepted property, subject to pre-existing liens. However, if we consolidate or merge with, or sell substantially all of our mortgaged property to, a successor, the lien created by the mortgage will generally not cover the property of the successor, other than the property it acquires from us and improvements, replacements and additions to that property.
We have reserved the right to amend the mortgage without the consent or other action of the holders of any of the bonds created after February 29, 1996, to provide that, if we sell substantially all of our mortgaged property to a successor, the successor will assume all of our obligations and covenants under the mortgage and the outstanding bonds and we may be released and discharged from such obligations and covenants.
The mortgage also provides that the trustees have a lien on the mortgaged property to ensure the payment of their reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the New Bonds.

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The mortgage also contains restrictions on the issuance of debt secured by a prior lien on the mortgaged property (“qualified lien bonds”).
Issuance of Additional Bonds
The maximum principal amount of bonds that may be issued under the mortgage is unlimited, subject to property additions, earnings and other limitations of the mortgage. Bonds of any series may be issued from time to time on the following bases:
1.	60% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements;

2.	retirements of bonds or qualified lien bonds; or

3.	deposit of cash with the trustees.
Property additions generally include, among other things, electric, gas, steam or hot water property acquired after June 30, 1944. Securities, automobiles or other vehicles or aircraft, or property used principally for the production or gathering of natural gas, are not included as property additions.
As of June 30, 2010, we could have issued approximately $608 million principal amount of additional bonds on the basis of property additions and approximately $796 million principal amount of bonds on the basis of retired bonds.
When bonds are issued on the basis of property additions as described in clause (1) above, cash as described in clause (3) above or, with certain exceptions, retired bonds as described in clause (2) above, the issuance must meet an “earnings” test. The adjusted net earnings, before interest and income taxes, for 12 consecutive months of the preceding 15 months must be at least twice the annual interest requirements on all bonds outstanding at the time, plus the bonds to be issued, plus all indebtedness, if any, of prior rank. The adjusted net earnings are calculated with a deduction of $5,800,000 plus 2% of net additions to mortgaged property in lieu of actual retirements of mortgaged property. Based upon the results of our operations for the twelve months ended June 30, 2010, if we were to make an application for authentication and delivery of bonds as of the date of this prospectus, solely based on the earnings coverage test (and, therefore, not taking into account the property additions and retired bond issuance limitations), we could issue approximately $2,017 million in principal amount of bonds, in addition to the amount of bonds then outstanding (assuming an interest rate of 4% for additional bonds). Such amount will be affected by the issuance of the New Bonds and the retirement of existing bonds with the proceeds of the New Bonds and by subsequent net earnings. New Bonds in a greater amount may also be issued for the refunding of outstanding bonds.
We have reserved the right to amend the mortgage without the consent or other action of the holders of any of the bonds created after February 29, 1996, and the provisions discussed in the foregoing paragraphs describing the issuance of bonds on the basis of property additions as follows:
1.	to permit the issuance of bonds on the basis of 80% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements; and

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2.	to modify the net earnings test
a.	to provide that the period over which we will calculate net earnings will be 12 consecutive months of the preceding 18 months;

b.	to specifically permit the inclusion in net earnings of revenues collected subject to possible refund and allowances for funds used during construction; and

c.	to provide for no deduction for non-recurring charges.
We have also reserved the right to amend the mortgage without any consent or other action of the holders of any of the bonds created after June 30, 1978 to make any form of space satellites including solar power satellites, space stations and other analogous facilities available as property additions. Since all of the bonds issued on or prior to June 30, 1978 have matured or have been redeemed and are no longer outstanding under the mortgage, we may exercise this right to amend the mortgage at any time.
Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional bonds described above, there are no provisions of the mortgage that grant the holders of the bonds protection in the event of a highly leveraged transaction involving us.
Release and Substitution of Property
We may release property from the lien of the mortgage, without applying an earnings test, on the following bases:
1.	the deposit of cash or, to a limited extent, purchase money mortgages;

2.	property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified lien bonds, if any, outstanding against property additions; and

3.	a waiver of the right to issue bonds on the basis of retired bonds.
We can withdraw cash upon the bases stated in clause (2) and/or (3) above without applying an earnings test.
The mortgage also contains special provisions with respect to qualified lien bonds pledged and the disposition of moneys received on pledged prior lien bonds.
We have reserved the right to amend the mortgage without the consent or other action of the holders of any of the bonds created after February 29, 1996 to permit release or substitution of property from the lien of the mortgage on the following bases:
1.	mortgaged property may be released in an amount equal to the principal amount of all the retired bonds we elected to use for the release times the bonding ratio in effect at the time the bonds were issued;

2.	unfunded property may be released so long as we have at least one dollar in unfunded property additions;

3.	existing limitations on the amount of obligations secured by purchase money mortgages upon property released will be eliminated such that the property can be released; and

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4.	“Funded Property” shall mean property specified by us with a fair value determined by an independent expert not less than 10/8ths of the sum of the amount of the outstanding bonds and retired bonds.
Dividend Covenant
The terms of certain of our outstanding series of bonds include our covenant to restrict our payment of cash dividends on our common stock in certain circumstances. Any dividend covenant applicable to a series of New Bonds will be described in the prospectus supplement relating to that series of New Bonds. There is no assurance that the terms of future dividend covenants, if any, will be the same as those applicable to our outstanding bonds.
Modification
Your rights as a bondholder may be modified with the consent of the holders of 66 2/3% of the outstanding bonds, and, if less than all series of bonds are affected, the consent also of holders of 66 2/3% of the outstanding bonds of each series affected. In general, no modification of the terms:
1.	of payment of principal or interest;

2.	of obligations for special retirement due to the order of a governmental authority (see however, “—Redemption and Retirement—Special Retirement Provisions” above relating to a reservation of the right to amend this provision);

3.	affecting the lien of the mortgage; or

4.	reducing the percentage required for modification,
is effective against any bondholder without that bondholder’s consent.
We have reserved the right to amend the mortgage without the consent or action of any of the holders of bonds created after February 29, 1996:
1.	to reduce the percentage vote required to modify certain rights of the holders of the bonds to a majority of the holders of all outstanding bonds, considered as one class;

2.	to provide that if a proposed change affects less than all series of outstanding bonds, then only the consent of a majority of the bonds of each series affected, considered as one class, is required to make this change; and

3.	to permit us to amend the mortgage without the consent of the holders of bonds to make changes which do not adversely affect the interests of the holders in any material respect.
Defaults
Defaults under the mortgage include:
1.	default in the payment of principal;

2.	default for 60 days in the payment of interest or installments of funds for the retirement of bonds;

3.	certain events of bankruptcy, insolvency or reorganization;

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4.	defaults with respect to qualified lien bonds; and

5.	default in other covenants for 90 days after notice.
The trustees may withhold notice of default, except in payment of principal, interest or funds for purchase or redemption of bonds, if they in good faith determine it is in the interests of the holders of the bonds.
The corporate trustee or the holders of 25% of the bonds may declare the principal and interest due and payable on default. However, a majority of the holders may annul such declaration if the default has been cured. No holder of bonds may enforce the lien of the mortgage without giving the trustees written notice of a default and unless
1.	the holders of 25% of the bonds have requested the trustees in writing to act and offered them reasonable opportunity to act and indemnity satisfactory to them against the costs, expenses and liabilities to be incurred thereby; and

2.	the trustees shall have failed to act.
The holders of a majority of the bonds may direct the time, method and place of conducting any proceedings for any remedy available to the trustees or exercising any trust or power conferred upon the trustees.
We are required to file an annual certificate with the trustees as to compliance with the provisions of the mortgage and as to the absence of a default with respect to any of the covenants in the mortgage.
Satisfaction and Discharge of Mortgage
The mortgage may be satisfied and discharged if and when we provide for the payment of all of the bonds and all other sums due under the mortgage.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through The Depository Trust Company (“DTC”). Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for

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physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the mortgage. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to Cede & Co., as registered holder of the New Bonds. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the New Bonds.

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Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,
•	those New Bonds will be issued in fully registered form without coupons;

•	a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

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PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:
1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:
1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters’ compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions.

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These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Entergy Arkansas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of Entergy Arkansas, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, and Friday, Eldredge & Clark, LLP, Little Rock, Arkansas. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Friday, Eldredge & Clark, LLP, as to matters of Arkansas law relevant to its opinion. Matters pertaining to New York law will be passed upon by Morgan, Lewis & Bockius LLP, our New York counsel.

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PROSPECTUS
FIRST MORTGAGE BONDS
ENTERGY GULF STATES LOUISIANA, L.L.C.
446 North Boulevard
Baton Rouge, Louisiana 70802-5717
(800) 368-3749
We -
•	may periodically offer our first mortgage bonds in one or more series; and

•	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds -
•	will be secured by a mortgage that constitutes a first mortgage lien on substantially all of our property; and

•	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You -
•	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.
This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplement for that series. We will provide the specific information for those offerings and the specific terms of these first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is September 20, 2010.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, each of which is incorporated by reference herein.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.
For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
ENTERGY GULF STATES LOUISIANA, L.L.C.
We are a limited liability company organized under the laws of the State of Louisiana. We were originally incorporated under the laws of the State of Texas in 1925 and are the successor to Entergy Gulf States, Inc. (“EGSI”). EGSI was formerly named Gulf States Utilities Company. Our principal executive offices are located at 446 North Boulevard, Baton Rouge, Louisiana 70802. Our telephone number is 1-800-368-3749.
We are a public utility company engaged in the generation, distribution and sale of electric energy to approximately 379,000 customers in the State of Louisiana. We also purchase and retail natural gas to approximately 92,000 customers in the Baton Rouge, Louisiana area. All of our common membership interests are owned indirectly by Entergy Corporation. The other major public utilities owned by Entergy Corporation are Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy Texas, Inc. (“ETI”). Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station, and Entergy Operations, Inc., a nuclear management services company.

We are subject to regulation by the Louisiana Public Service Commission (the “LPSC”) as to electric and gas service, retail rates and charges, certification of generating facilities, power or capacity purchase contracts, depreciation, accounting and other matters involving our service territory, which is exclusively within Louisiana. We are also subject to regulation by the Federal Energy Regulatory Commission.
Effective December 31, 2007, pursuant to a jurisdictional separation plan, our predecessor, EGSI, reorganized into two vertically integrated utility companies — ETI and us. ETI now owns all of EGSI’s distribution and transmission assets located in Texas, the gas-fired generating plants located in Texas, undivided 42.5% ownership shares of EGSI’s 70% ownership interest in Nelson 6 and 42% ownership interest in Big Cajun 2, Unit 3, which are coal-fired generating plants located in Louisiana, and other assets and contract rights to the extent related to EGSI’s utility operations in Texas. We own all of the remaining assets that were formerly owned by EGSI. On a book value basis, approximately 58.1% of the EGSI assets were allocated to us and approximately 41.9% were allocated to ETI.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at (http://www.sec.gov). You may read and copy any document that we file with the SEC at the SEC public reference room located at:
100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.
Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:
1.	our annual report on Form 10-K for the year ended December 31, 2009;

2.	our quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010; and

3.	our current report on Form 8-K dated June 14, 2010 (filed June 18, 2010).
You may access a copy of any or all of these filings, free of charge, at our website, which is located at http:// www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Abuso
Assistant Secretary
Entergy Gulf States Louisiana, L.L.C.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dabuso@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not, nor have any underwriters, dealers or agents, authorized anyone else to provide you with different information about us or the New Bonds. We are not, nor are any underwriters, dealers or agents, making an offer of the New Bonds in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus or any accompanying prospectus supplement are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.
RATIO OF EARNINGS TO FIXED CHARGES
We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Six Months Ended		Twelve Months Ended
June 30,	June 30,	December 31,
2010	2009	2009	2008	2007	2006	2005
3.12	2.50	2.99	2.44	2.84	3.01	3.34
“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.
Our ratios of earnings to fixed charges for the years ended December 31, 2005, 2006 and 2007, include the operations of Entergy Texas, Inc.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
General
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Indenture of Mortgage dated September 1, 1926, as supplemented and modified by the Seventh Supplemental Indenture dated as of May 1, 1946, as further supplemented and modified by supplemental indentures thereto and as to be further supplemented from time to time, under which The Bank of New York Mellon is successor trustee. This Indenture of Mortgage, as amended and supplemented, is referred to in this prospectus as the “indenture.” All first mortgage bonds issued or to be issued under the indenture, including the New Bonds offered by this prospectus, are referred to herein as “bonds.” All references to the New Bonds herein shall, unless the context otherwise requires, be deemed also to refer to each sub-series of the New Bonds if all are not issued as a single series.
The statements in this prospectus and any accompanying prospectus supplement concerning the New Bonds and the indenture are not comprehensive and are subject to the detailed provisions of the indenture. The indenture and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. The indenture has been qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds. Wherever particular provisions or defined terms in the indenture are referred to under this heading “Description of the New Bonds,” those provisions or defined terms are incorporated by reference in this prospectus.
Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:
1.	the designation, or name, of the series of New Bonds;

2.	the aggregate principal amount of the series;

3.	the offering price of the series;

4.	the date on which the series will mature;

5.	the rate or method for determining the rate at which the series will bear interest;

6.	the date from which interest on the series accrues;

7.	the dates on which interest on the series will be payable;

8.	the prices and the other terms and conditions, if any, upon which we may redeem the series prior to maturity;

9.	the applicability of the distribution covenant described below to the series;

10.	the terms of an insurance policy, if any, that will be provided for the payment of the principal of and/or interest on the series;

11.	the rights, if any, of a holder to elect repayment; and

12.	any other terms of the series not inconsistent with the provisions of the indenture.
As of June 30, 2010, we had approximately $1,332.120 million principal amount of bonds outstanding.
Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the trustee in the Borough of Manhattan, City and State of New York. See “—Book-Entry Only Securities” for additional information relating to payment on the New Bonds.
Sinking Fund
The New Bonds will not be subject to any sinking fund, maintenance and improvement fund or other similar fund.
Redemption
The prospectus supplement for a particular series of New Bonds offered by this prospectus will contain the prices and other terms and conditions, if any, for redemption of that series prior to maturity.
Form and Exchange
The New Bonds will be fully-registered bonds without coupons. See “—Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series, or if issued in sub-series, of the same sub-series, in equal aggregate principal amounts. Although the indenture permits us to charge up to $2 per bond in connection with exchanges and transfers, we presently do not intend to do so with regard to the New Bonds.
Security
The New Bonds, together with all other bonds outstanding now or in the future under the indenture, will be secured, equally and ratably by a valid and direct first mortgage lien on all our principal properties, except as stated below, subject only to:

1.	the prior lien of the trustee for its compensation, expenses and liability,

2.	such easements, leases, contracts, covenants, liens and other encumbrances and defects as are customarily encountered in comparable utility systems and are not of a character that would interfere materially with the use and operation of such properties,

3.	current taxes,

4.	other liens or encumbrances that are of a minor nature and that do not secure the payment of money, and

5.	permitted encumbrances on our bondable property, franchises and permits.
There are excepted from the lien of the indenture: bills, notes, accounts receivable, cash, contracts, shares of stock, bonds, and notes, other evidences of indebtedness and other securities; merchandise held for sale; materials and supplies; fuel; aircraft, automobiles and trucks, etc.; oil, gas, and other minerals underlying mortgaged lands; office furniture, equipment and supplies; and certain other properties.
The indenture permits us to acquire bondable property subject to prior liens. The indenture contains provisions subjecting to the lien thereof all substitutions, replacements, additions, betterments, developments, extensions or enlargements of property owned by us on January 1, 2008 except property of the character expressly excepted and subject to certain limitations in cases of mergers and consolidations. To the extent such after-acquired property does not constitute a substitution, replacement, addition, betterment, development, extension or enlargement of mortgaged property owned by us on January 1, 2008, we may elect (but are not required) to subject such after-acquired property to the lien of the indenture.
Property Subject to Prior Liens
Property subject to any prior lien cannot constitute property additions for use as a basis for action or credit under the indenture, unless such lien is established as a refundable lien and
1.	the principal amount of the outstanding indebtedness secured by such prior lien will not exceed 60% of the amount of the property subject thereto;

2.	the total principal amount of the prior lien indebtedness to be outstanding will not exceed 15% of the total principal amount of the bonds then outstanding and bonds that we would then be entitled to have authenticated and delivered; and

3.	the principal amount of prior lien indebtedness being established as refundable will not exceed 60% of available net additions.
Issuance of Additional Bonds
Additional bonds ranking equally and ratably with the New Bonds may be issued under the indenture, subject to the limitation that the aggregate principal amount of bonds at any one time outstanding shall not exceed $100 billion. Such additional bonds may be authenticated and delivered
1.	in an aggregate principal amount not exceeding 60% of available net additions;

2.	against the deposit of cash with the trustee; and

3.	against the retirement of bonds and/or refundable indebtedness.

Cash we deposit with the trustee pursuant to clause (2) above may be withdrawn to the extent of 60% of available net additions or 100% of available debt retirements of bonds or refundable indebtedness.
As of June 30, 2010, we had approximately $1,418.880 million of available debt retirements, entitling us to issue approximately $1,152.350 million in principal amount of bonds on the basis of available debt retirements without an earnings coverage test, and we had approximately $2,420.308 million of available net additions, entitling us to issue approximately $1,452.185 million in principal amount of bonds on the basis of available net additions.
As a condition to the authentication and delivery of additional bonds, except on the basis of retirements of bonds or refundable indebtedness in certain cases, net earnings available for interest for 12 consecutive months within the 15 months immediately preceding the calendar month in which application for authentication and delivery of the bonds is made must have been at least twice the aggregate amount of the annual interest charges upon the outstanding bonds, the bonds then applied for, and any indebtedness to be outstanding secured by prior liens. Based upon the results of our operations for the twelve months ended June 30, 2010, if we were to make an application for authentication and delivery of bonds as of the date of this prospectus, solely based on the earnings coverage test (and, therefore, not taking into account the property additions and retired bond issuance limitations), we could issue approximately $2,850 million in principal amount of bonds, in addition to the amount of bonds then outstanding (assuming an interest rate of 4% for additional bonds). Such amount will be affected by the issuance of the New Bonds and the retirement of existing bonds with the proceeds of the New Bonds and by subsequent net earnings. New Bonds in a greater amount may also be issued for the refunding of outstanding bonds.
Other than the security afforded by the lien of the indenture and restrictions on the issuance of additional bonds described above, there are no provisions of the indenture that grant the holders of the bonds protection in the event of a highly leveraged transaction involving us.
Release and Substitution of Property
Properties subject to the lien of the indenture may be released against
1.	the deposit of cash or, within certain limits, purchase money obligations and, in certain cases, governmental or municipal obligations;

2.	the deposit of the proceeds under a prior lien;

3.	available net additions; and

4.	available debt retirements of bonds or refundable indebtedness.
No prior notice to bondholders is required in connection with releases but subsequent reports are required in certain cases. In the event of the sale, taking or release of all or substantially all of our bondable property not subject to any nonrefundable prior lien, the proceeds must be applied to the purchase or redemption of bonds or refundable indebtedness.

Covenant as to Distributions
The terms of certain of our outstanding series of bonds include our covenant to restrict our payment of cash distributions on our common membership interests in certain circumstances. Any distribution covenant applicable to a series of New Bonds will be described in the prospectus supplement relating to that series of New Bonds. There is no assurance that the terms of future distribution covenants, if any, will be the same as those applicable to our outstanding bonds.
Trustee
At stated intervals of not more than 12 months, the trustee is required to report to the bondholders certain events, if any have occurred, including any change in its eligibility or qualifications and, if the bonds are in default, the creation of or any change in its relationship to us that constitutes a conflicting interest. In certain cases the trustee is required to share the benefit of payments received as a creditor within three months prior to default. From time to time, we may maintain deposit accounts with, and borrow funds from, the trustee. The holders of a majority of the aggregate principal amount of the bonds may require the trustee to take certain action under the indenture, including the enforcement of the lien thereof, as further described under “—Defaults and Notice Thereof” below. Before acting, among other conditions, the trustee may require indemnification satisfactory to it.
Defaults and Notice Thereof
A default is defined as
1.	a default in payment of principal of or premium, if any, when due;

2.	a default for 30 days in payment of interest after due;

3.	a default for 60 days in satisfaction of sinking and improvement fund obligations;

4.	a default under the covenants, conditions and agreements contained in the indenture on our part for 90 days after notice by the trustee or the holders of 15% of the aggregate principal amount of the outstanding bonds;

5.	certain events in bankruptcy, insolvency, receivership or reorganization proceedings; or

6.	certain events relating to the continuance of unsatisfied judgments.
We are required to deliver annually to the trustee an officers’ certificate stating whether or not, to the best of the knowledge of the signers, any default exists. The trustee is required to give certain notice to the bondholders after the occurrence of a default, if not cured, but the trustee is protected in withholding notice of defaults other than in the payment of principal, interest, or sinking and improvement fund or purchase fund installments, if it determines in good faith that the withholding of notice is in the interests of the bondholders.
Anything in the indenture to the contrary notwithstanding, the right of any bondholder to receive payment of the principal of and interest on the holder’s bond on or after the due date of the bond as expressed in the bond or to institute suit for the enforcement of the payment on or after the due date of the bond is absolute and unconditional and will not be impaired or affected without the consent of the holder. Moreover, under most circumstances, the holders of a majority in aggregate principal amount of the bonds then outstanding have the right to require the trustee to proceed to enforce the lien of the indenture and direct and control the time, method and place of conducting any and all proceedings authorized by the indenture for any sale of the trust estate, the foreclosure of the indenture, or any other action or proceeding thereunder instituted by the trustee. The holders of not less than 75% of the aggregate principal amount of the bonds outstanding, including not less than 60% of each series of such bonds outstanding, may waive any past default, except for a default in the payment of principal of, premium, if any, or interest on the bonds.
Satisfaction and Discharge
If we should pay or provide for payment of the entire indebtedness on all bonds as the indenture provides and should pay all other sums due and payable under the indenture and should so request, the trustee will acknowledge satisfaction of the indenture and surrender the trust estate, other than cash for the payment of bonds, to us.
Modification or Amendment of Indenture
The indenture and the rights and obligations of both us and the bondholders may be modified with the consent of the holders of not less than 75% in aggregate principal amount of the outstanding bonds, including not less than 60% of each series affected, but no such modification shall
1.	extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest on the bonds or reduce the amount of principal of the bonds, or reduce any premium payable on the redemption of the bonds, without the consent of the holder of each affected bond;

2.	permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the indenture, without the consent of the holders of all the bonds then outstanding; or

3.	reduce the above-described percentage of bondholders required to approve any such modification, without the consent of the holders of all the bonds then outstanding.
Merger and Sale of Assets
The indenture provides that we may consolidate with or merge into any other corporation or sell, convey, transfer or lease, subject to the lien of the indenture, all of the trust estate as, or substantially as, an entirety to any corporation lawfully entitled to acquire or lease and operate the same, provided, among other things, that such action shall be upon such terms as do not in any respect impair the lien and security of the indenture, and that the corporation resulting from such merger or consolidation or into or with which we merge, or the corporation that shall have received our properties and assets, shall assume by a supplemental indenture the due and punctual payment of the principal of and interest on all the bonds and the performance of the covenants and conditions for us to keep or to perform.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through The Depository Trust Company (“DTC”). Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the indenture. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.

Redemption notices will be sent to Cede & Co., as registered holder of the New Bonds. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the New Bonds.
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,
•	those New Bonds will be issued in fully registered form without coupons;

•	a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:
1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:
1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters’ compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.

Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Entergy Gulf States Louisiana, L.L.C.’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of Entergy Gulf States Louisiana, L.L.C.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph regarding the effects of the distribution of certain assets and liabilities to Entergy Texas, Inc. and Subsidiaries as part of a jurisdictional separation plan and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds offered hereby will be passed upon for us by Dawn Abuso, Esq., Senior Counsel — Corporate and Securities, of Entergy Services, Inc., New Orleans, Louisiana, as to matters of Louisiana law, and by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law. Certain legal matters with respect to the New Bonds will be passed on for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Dawn Abuso, Esq., as to matters of Louisiana law relevant to its opinion.

PROSPECTUS
FIRST MORTGAGE BONDS
ENTERGY LOUISIANA, LLC
446 North Boulevard
Baton Rouge, Louisiana 70802
(800) 368-3749
We —
•	may periodically offer our first mortgage bonds in one or more series; and

•	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds —
•	will be secured by a mortgage that constitutes a first mortgage lien on substantially all of our property; and

•	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You —
•	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.
This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplement for that series. We will provide the specific information for those offerings and the specific terms of these first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is September 20, 2010.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our annual report on Form 10-K for the year ended December 31, 2009, and our quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, which are each incorporated by reference herein.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.
For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
ENTERGY LOUISIANA, LLC
We are a limited liability company organized under the laws of the State of Texas and the successor by merger to all of the regulated utility operations of the Louisiana corporation, Entergy Louisiana, Inc., an electric public utility company providing service to customers in the State of Louisiana since 1927. Our principal executive offices are located at 446 North Boulevard, Baton Rouge, Louisiana 70802. Our telephone number is 1-800-368-3749. We are a public utility company engaged in the generation, distribution and sale of electric energy to approximately 663,000 customers in the State of Louisiana.
All of our common membership interests are owned indirectly by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station (“Grand Gulf”), and Entergy Operations, Inc., a nuclear management services company.

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Capacity and energy from Grand Gulf are allocated among Entergy Arkansas, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and us under a unit power sales agreement. Our allocated share of Grand Gulf’s capacity and energy, together with related costs, is 14%. Payments we make under the unit power sales agreement are generally recovered through rates set by the Louisiana Public Service Commission, which regulates our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings, including the status of industry restructuring in our service areas.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore, are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov. You may read and copy any document that we file with the SEC at the SEC’s public reference room located at:
100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.
Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:
1.	our annual report on Form 10-K for the year ended December 31, 2009;

2.	our quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010; and

3.	our current report on Form 8-K dated June 14, 2010 (filed June 18, 2010).
You may access a copy of any or all of these filings, free of charge, at our website, which is located at http:// www.entergy.com, or by writing or calling us at the following address:

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Ms. Dawn A. Abuso
Assistant Secretary
Entergy Louisiana, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dabuso@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not, nor have any underwriters, dealers or agents, authorized anyone else to provide you with different information about us or the New Bonds. We are not, nor are any underwriters, dealers or agents, making an offer of the New Bonds in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus or any accompanying prospectus supplement are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.
RATIO OF EARNINGS TO FIXED CHARGES
We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Six Months Ended		Twelve Months Ended
June 30,	June 30,	December 31,
2010	2009	2009	2008	2007	2006	2005

3.16	2.94	3.52	3.14	3.44	3.23	3.50
“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular

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series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
General
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of April 1, 1944, with The Bank of New York Mellon, as successor trustee. This Mortgage and Deed of Trust, as amended and supplemented, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “bonds.”
The statements in this prospectus and any accompanying prospectus supplement concerning the New Bonds and the mortgage are not comprehensive and are subject to the detailed provisions of the mortgage. The mortgage and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. The mortgage has been qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds. Wherever particular provisions or defined terms in the mortgage are referred to under this heading “Description of the New Bonds,” those provisions or defined terms are incorporated by reference in this prospectus.
Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:
1.	the designation, or name, of the series of New Bonds;

2.	the aggregate principal amount of the series;

3.	the offering price of the series;

4.	the date on which the series will mature;

5.	the rate or method for determining the rate at which the series will bear interest;

6.	the date from which interest on the series accrues;

7.	the dates on which interest on the series will be payable;

8.	the prices and the other terms and conditions, if any, upon which we may redeem the series prior to maturity;

9.	the applicability of the distribution covenant described below to the series;

10.	the terms of an insurance policy, if any, that will be provided for the payment of the principal of and/or interest on the series;

11.	the rights, if any, of a holder to elect repayment; and

12.	any other terms of the series not inconsistent with the provisions of the mortgage.
As of June 30, 2010, we had approximately $1,485 million principal amount of bonds outstanding.

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Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the trustee in the Borough of Manhattan, City and State of New York. See “-Book-Entry Only Securities” for additional information relating to payment on the New Bonds.
Sinking Fund
The New Bonds will not be subject to any sinking fund, maintenance and improvement fund or other similar fund.
Redemption and Retirement
General
The prospectus supplement for a particular series of New Bonds offered by this prospectus will contain the prices and other terms and conditions, if any, for redemption of that series prior to maturity.
Special Retirement Provisions
If, during any 12-month period, we dispose of mortgaged property by order of or to any governmental authority, resulting in the receipt of $5,000,000 or more as proceeds, we, subject to certain conditions, must apply such proceeds, less certain deductions, to the retirement of outstanding bonds. If this occurs, we may redeem the outstanding bonds of any series that are redeemable before maturity by the application of cash deposited for this purpose at the redemption prices applicable to those bonds. If New Bonds of any series offered by this prospectus are redeemable for this purpose, the special redemption prices applicable to that series will be set forth in the prospectus supplement related to that series.
Form and Exchange
The New Bonds will be fully-registered bonds without coupons. See “-Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series in equal aggregate principal amounts.
Security
The New Bonds, together with all other bonds outstanding now or in the future under the mortgage, will be secured, equally and ratably, by the mortgage. The mortgage constitutes a first mortgage lien on substantially all of our property subject to bankruptcy law and:
1.	leases of minor portions of our property to others for uses which do not interfere with our business;

2.	leases of certain of our property that we do not use in our business; and

3.	excepted encumbrances.

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The mortgage does not create a lien on the following “excepted property”:
1.	cash and securities;

2.	certain equipment, materials and supplies;

3.	automobiles and other vehicles and aircraft, timber, minerals, mineral rights and royalties; and

4.	receivables, contracts, leases and operating agreements.
The mortgage contains provisions that impose the lien of the mortgage on property that we acquire after the date of the mortgage, other than the excepted property, subject to pre-existing liens. However, if we consolidate or merge with, or sell substantially all of our mortgaged property to, a successor, the lien created by the mortgage will generally not cover the property of the successor, other than the property it acquires from us and improvements, replacements and additions to that property. If we sell substantially all of our mortgaged property to a successor, the successor will assume all of our obligations and covenants under the mortgage and the outstanding bonds and we may be released and discharged from such obligations and covenants.
The mortgage also provides that the trustee has a lien on the mortgaged property to ensure the payment of its reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the New Bonds.
The mortgage also contains restrictions on the issuance of debt secured by a prior lien on the mortgaged property (“qualified lien bonds”).
Issuance of Additional Bonds
The maximum principal amount of bonds that may be issued under the mortgage is limited to $100 billion at any time outstanding under the mortgage, subject to property additions, earnings and other limitations of the mortgage. Bonds of any series may be issued from time to time on the following bases:
1.	80% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements;

2.	retirements of bonds or qualified lien bonds; or

3.	deposit of cash with the trustee.
Property additions generally include, among other things, electric, gas, steam or hot water property acquired after December 31, 1943. Securities, automobiles or other vehicles or aircraft, or property used principally for the production or gathering of natural gas, are not included as property additions.
As of June 30, 2010, we could have issued approximately $1,528 million principal amount of additional bonds on the basis of property additions and approximately $57 million principal amount of bonds on the basis of retired bonds.
With certain exceptions in the case of clause (2) above, the issuance of additional bonds must meet an “earnings” test. The adjusted net earnings, before interest and income taxes, for 12 consecutive months of the preceding 18 months must be at least twice the annual interest

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requirements on all bonds outstanding at the time, plus the bonds to be issued, plus all indebtedness, if any, of prior rank. The adjusted net earnings are calculated with a deduction of $800,000 plus 2.25% of net additions to mortgaged property in lieu of a deduction for actual retirement of mortgaged property. Based upon the results of our operations for the twelve months ended June 30, 2010, if we were to make an application for authentication and delivery of bonds as of the date of this prospectus, solely based on the earnings coverage test (and, therefore, not taking into account the property additions and retired bond issuance limitations), we could issue approximately $2,160 million in principal amount of bonds, in addition to the amount of bonds then outstanding (assuming an interest rate of 4% for additional bonds). Such amount will be affected by the issuance of the New Bonds and the retirement of existing bonds with the proceeds of the New Bonds and by subsequent net earnings. New Bonds in a greater amount may also be issued for the refunding of outstanding bonds.
We have reserved the right to amend the mortgage without any consent or other action by holders of any bonds to include nuclear fuel, and similar or analogous devices or substances, as property additions. We have also reserved the right to amend the mortgage without any consent or other action of the holders of any bonds created after June 30, 1978 to make any form of space satellites including solar power satellites, space stations and other analogous facilities available as property additions. Since all of the bonds issued on or prior to June 30, 1978 have matured or have been redeemed and are no longer outstanding under the mortgage, we may exercise this right to amend the mortgage at any time.
No bonds may be issued on the basis of property additions subject to qualified liens if the qualified lien bonds secured thereby exceed 50% of such property additions, or if the qualified lien bonds and bonds then outstanding which have been issued against property additions subject to continuing qualified liens and certain other items would in the aggregate exceed 15% of the bonds and qualified lien bonds outstanding.
Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional bonds described above, there are no provisions of the mortgage that grant the holders of the bonds protection in the event of a highly leveraged transaction involving us.
Release and Substitution of Property
We may release property from the lien of the mortgage, without applying an earnings test, on the following bases:
1.	the deposit of cash or purchase money mortgages;

2.	property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified lien bonds, if any, outstanding against property additions; and

3.	(i) the aggregate principal amount of bonds that we would be entitled to issue on the basis of retired qualified lien bonds; or (ii) 10/6ths of the aggregate principal amount of bonds that we would be entitled to issue on the basis of retired bonds that were issued prior to June 9, 2010; or (iii) 10/8ths of the aggregate principal amount of bonds that we would be entitled to issue on the basis of retired bonds that were issued after June 9, 2010; in each case with the entitlement being waived by operation of the release.

8

We can withdraw cash upon the bases stated in clauses (2) and/or (3) above without applying an earnings test.
If unfunded property is released, the property additions used to effect the release may become available again as credits under the mortgage and the waiver of the right to issue bonds on the basis of retired bonds to effect the release may cease to be effective as such a waiver. Similar provisions are in effect as to cash proceeds of such property. The mortgage also contains special provisions with respect to qualified lien bonds pledged and the disposition of moneys received on pledged prior lien bonds.
We may also release unfunded property if after such release at least one dollar in unfunded property remains subject to the lien of the mortgage.
Covenant as to Distributions
The terms of certain of our outstanding series of bonds include our covenant to restrict our payment of cash distributions on our common membership interests in certain circumstances. Any distribution covenant applicable to a series of New Bonds will be described in the prospectus supplement relating to that series of New Bonds. There is no assurance that the terms of future distribution covenants, if any, will be the same as those applicable to our outstanding bonds.
Modification
Your rights as a bondholder may be modified with the consent of the holders of a majority of the outstanding bonds considered as one class, provided that, if less than all series of bonds are affected, only the consent of holders of a majority of the outstanding bonds of each series affected, considered as one class, is required for such modification. In general, no modification of the terms
1.	of payment of principal or interest;

2.	affecting the lien of the mortgage; or

3.	reducing the percentage required for modification;
is effective against any bondholder without that bondholder’s consent.
The mortgage and your rights as a bondholder may be modified without your consent to the extent that such modification does not adversely affect your interests in any material respect.
Defaults
Defaults under the mortgage include:
1.	default in the payment of principal;

2.	default for 60 days in the payment of interest or installments of funds for the retirement of bonds;

3.	certain events of bankruptcy, insolvency or reorganization;

4.	defaults with respect to qualified lien bonds; and

9

5.	default in other covenants for 90 days after notice.
The trustee may withhold notice of default, except in payment of principal, interest or funds for purchase or redemption of bonds, if it in good faith determines it is in the interests of the holders of the bonds.
The trustee or the holders of 25% of the bonds may declare the principal and interest due and payable on default. However, a majority of the holders may annul such declaration if the default has been cured. No holder of bonds may enforce the lien of the mortgage without giving the trustee written notice of a default and unless
1.	the holders of 25% of the bonds have requested the trustee in writing to act and offered the trustee reasonable opportunity to act and indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred thereby; and

2.	the trustee shall have failed to act.
The holders of a majority of the bonds may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.
We are required to file an annual certificate with the trustee as to compliance with the provisions of the mortgage and as to the absence of a default with respect to any of the covenants in the mortgage.
Satisfaction and Discharge of Mortgage
The mortgage may be satisfied and discharged if and when we provide for the payment of all the bonds and all other sums due under the mortgage.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through The Depository Trust Company (“DTC”). Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a

10

wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the mortgage. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to Cede & Co., as registered holder of the New Bonds. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the New Bonds.
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit

11

participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,
•	those New Bonds will be issued in fully registered form without coupons;

•	a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

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PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:
1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:
1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters’ compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.

13

Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Entergy Louisiana, LLC’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of Entergy Louisiana, LLC’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds will be passed upon for us by Dawn Abuso, Esq., Senior Counsel - Corporate and Securities, of Entergy Services, Inc., New Orleans, Louisiana, Morgan, Lewis & Bockius LLP, New York, New York, and Clark, Thomas & Winters, A Professional Corporation, Austin, Texas. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Dawn Abuso, Esq., as to matters of Louisiana law relevant to its opinion, and on the opinion of Clark, Thomas & Winters, A Professional Corporation, as to matters of Texas law relevant to its opinion. Matters pertaining to New York law will be passed upon by Morgan, Lewis & Bockius LLP, our New York counsel.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

Filing Fees-Securities and Exchange Commission:
Registration Statement	$	+
Rating Agencies’ fees		*
Trustee’s fees		*
Fees of Companies’ Counsel		*
Fees of Entergy Services, Inc.		*
Accounting fees		*
Printing and engraving costs		*
Miscellaneous expenses (including Blue-Sky expenses)		*

Total Expenses	$	*

+	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of the registration fee for the securities covered by this registration statement except for $44,860 that has already been paid with respect to securities that were previously registered by certain of the registrants but were never sold, as more fully described in footnote (1) to the Calculation of Registration Fee Table on the facing page of this registration statement.

*	Estimated expenses are not presently known because an indeterminate amount of securities is covered by this registration statement.
Item 15. Indemnification of Directors and Officers.
ENTERGY CORPORATION
Entergy Corporation is a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
Entergy Corporation’s Restated Certificate of Incorporation provides that its directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Entergy Corporation’s Restated Certificate of Incorporation further provides that it shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Entergy Corporation and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by Entergy Corporation’s Restated Certificate of Incorporation also includes the right to be paid by Entergy Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Entergy Corporation’s Bylaws, as amended, provide, to the extent authorized from time to time by the board of directors, rights to indemnification to its employees and agents who are not directors or officers similar to those conferred to its directors and officers.
ENTERGY ARKANSAS, INC.
Entergy Arkansas, Inc. has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Arkansas, Inc.’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy Arkansas, Inc.’s Second Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
ENTERGY GULF STATES LOUISIANA, L.L.C.
Entergy Gulf States Louisiana, L.L.C. has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Gulf States Louisiana, L.L.C.’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The limited liability company laws of Louisiana permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under

Entergy Gulf States Louisiana, L.L.C.’s Articles of Organization and its Operating Agreement, its officers and directors may generally be indemnified to the full extent of such laws.
ENTERGY LOUISIANA, LLC
Entergy Louisiana, LLC has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Louisiana, LLC’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The limited liability company laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy Louisiana, LLC’s Articles of Organization and Regulations, its directors and officers may generally be indemnified to the full extent of such laws.
Item 16. Exhibits.
See the Exhibit Index at the end of this registration statement.
Item 17. Undertakings.
Each of the undersigned registrants hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Entergy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on September 20, 2010.

ENTERGY CORPORATION
By:	/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.
Senior Vice President and Chief Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
J. Wayne Leonard	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 20, 2010

*
Leo P. Denault	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 20, 2010

/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 20, 2010

*
Maureen Scannell Bateman	Director	September 20, 2010

Signature	Title	Date

*
W. Frank Blount	Director	September 20, 2010

*
Gary W. Edwards	Director	September 20, 2010

*
Alexis M. Herman	Director	September 20, 2010

*
Donald C. Hintz	Director	September 20, 2010

*
Stuart L. Levenick	Director	September 20, 2010

*
Stewart C. Myers	Director	September 20, 2010

*
James R. Nichols	Director	September 20, 2010

*
William A. Percy, II	Director	September 20, 2010

*
W.J. “Billy” Tauzin	Director	September 20, 2010

*
Steven V. Wilkinson	Director	September 20, 2010

*	By:	/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.
Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Entergy Arkansas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on September 20, 2010.

ENTERGY ARKANSAS, INC.
By:	/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.
Senior Vice President and Chief Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Theodore H. Bunting, Jr., Steven C. McNeal, and Frank Williford, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hugh T. McDonald
Hugh T. McDonald	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 20, 2010

/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer and acting Principal Financial Officer)	September 20, 2010

/s/ Leo P. Denault
Leo P. Denault	Director	September 20, 2010

/s/ Mark T. Savoff
Mark T. Savoff	Director	September 20, 2010

/s/ Gary J. Taylor
Gary J. Taylor	Director	September 20, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Entergy Gulf States Louisiana, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on September 20, 2010.

ENTERGY GULF STATES LOUISIANA, L.L.C.
By:	/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.
Senior Vice President and Chief Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Theodore H. Bunting, Jr., Steven C. McNeal, and Frank Williford, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William M. Mohl
William M. Mohl	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 20, 2010

/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer and acting Principal Financial Officer)	September 20, 2010

/s/ Leo P. Denault
Leo P. Denault	Director	September 20, 2010

/s/ Mark T. Savoff
Mark T. Savoff	Director	September 20, 2010

/s/ Gary J. Taylor
Gary J. Taylor	Director	September 20, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Entergy Louisiana, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on September 20, 2010.

ENTERGY LOUISIANA, LLC
By:	/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.
Senior Vice President and Chief Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Theodore H. Bunting, Jr., Steven C. McNeal, and Frank Williford, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William M. Mohl
William M. Mohl	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 20, 2010

/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer and acting Principal Financial Officer)	September 20, 2010

/s/ Leo P. Denault
Leo P. Denault	Director	September 20, 2010

/s/ Mark T. Savoff
Mark T. Savoff	Director	September 20, 2010

/s/ Gary J. Taylor
Gary J. Taylor	Director	September 20, 2010

EXHIBIT INDEX

Number	Description of Exhibit
**1.01	Form of Underwriting Agreement relating to the Entergy Corporation debt securities.

*1.02	Form of Underwriting Agreement relating to the Entergy Arkansas, Inc. first mortgage bonds (filed as Exhibit 1.01 to Entergy Arkansas, Inc.’s Registration Statement on Form S-3, Registration No. 333-159157).

*1.03	Form of Underwriting Agreement relating to the Entergy Gulf States Louisiana, L.L.C. first mortgage bonds (filed as Exhibit 1.01 to Entergy Gulf States Louisiana, L.L.C.’s Registration Statement on Form S-3, Registration No. 333-156435).

*1.04	Form of Underwriting Agreement relating to the Entergy Louisiana, LLC first mortgage bonds (filed as Exhibit 1.01 to Entergy Louisiana, LLC’s Registration Statement on Form S-3, Registration No. 333-159158).

**4.01	Form of indenture between Entergy Corporation and Wells Fargo Bank, National Association, as Trustee, pursuant to which the Entergy Corporation debt securities will be issued.

*4.02	Mortgage and Deed of Trust of Entergy Arkansas, Inc., dated as of October 1, 1944, as amended by sixty-eight Supplemental Indentures (7(d) in 2-5463 (Mortgage); 7(b) in 2-7121 (First); 7(c) in 2-7605 (Second); 7(d) in 2-8100 (Third); 7(a)-4 in 2-8482 (Fourth); 7(a)-5 in 2-9149 (Fifth); 4(a)-6 in 2-9789 (Sixth); 4(a)-7 in 2-10261 (Seventh); 4(a)-8 in 2-11043 (Eighth); 2(b)-9 in 2-11468 (Ninth); 2(b)-10 in 2-15767 (Tenth); D in 70-3952 (Eleventh); D in 70-4099 (Twelfth); 4(d) in 2-23185 (Thirteenth); 2(c) in 2-24414 (Fourteenth); 2(c) in 2-25913 (Fifteenth); 2(c) in 2-28869 (Sixteenth); 2(d) in 2-28869 (Seventeenth); 2(c) in 2-35107 (Eighteenth); 2(d) in 2-36646 (Nineteenth); 2(c) in 2-39253 (Twentieth); 2(c) in 2-41080 (Twenty-first); C-1 to Rule 24 Certificate in 70-5151 (Twenty-second); C-1 to Rule 24 Certificate in 70-5257 (Twenty-third); C to Rule 24 Certificate in 70-5343 (Twenty-fourth); C-1 to Rule 24 Certificate in 70-5404 (Twenty-fifth); C to Rule 24 Certificate in 70-5502 (Twenty-sixth); C-1 to Rule 24 Certificate in 70-5556 (Twenty-seventh); C-1 to Rule 24 Certificate in 70-5693 (Twenty-eighth); C-1 to Rule 24 Certificate in 70-6078 (Twenty-ninth); C-1 to Rule 24 Certificate in 70-6174 (Thirtieth); C-1 to Rule 24 Certificate in 70-6246 (Thirty-first); C-1 to Rule 24 Certificate in 70-6498 (Thirty-second); A-4b-2 to Rule 24 Certificate in 70-6326 (Thirty-third); C-1 to Rule 24 Certificate in 70-6607 (Thirty-fourth); C-1 to Rule 24 Certificate in 70-6650 (Thirty-fifth); C-1 to Rule 24 Certificate dated December 1, 1982 in 70-6774 (Thirty-sixth); C-1 to Rule 24 Certificate dated February 17, 1983 in 70-6774 (Thirty-seventh); A-2(a) to Rule 24 Certificate dated December 5, 1984 in 70-6858 (Thirty-eighth); A-3(a) to Rule 24 Certificate in 70-7127 (Thirty-ninth); A-7 to Rule 24 Certificate in 70-7068 (Fortieth); A-8(b) to Rule 24 Certificate dated July 6, 1989 in 70-7346 (Forty-first); A-8(c) to Rule 24 Certificate dated

Number	Description of Exhibit
February 1, 1990 in 70-7346 (Forty-second); 4 to Form 10-Q for the quarter ended September 30, 1990 in 1-10764 (Forty-third); A-2(a) to Rule 24 Certificate dated November 30, 1990 in 70-7802 (Forty-fourth); A-2(b) to Rule 24 Certificate dated January 24, 1991 in 70-7802 (Forty-fifth); 4(d)(2) in 33-54298 (Forty-sixth); 4(c)(2) to Form 10-K for the year ended December 31, 1992 in 1-10764 (Forty-seventh); 4(b) to Form 10-Q for the quarter ended June 30, 1993 in 1-10764 (Forty-eighth); 4(c) to Form 10-Q for the quarter ended June 30, 1993 in 1-10764 (Forty-ninth); 4(b) to Form 10-Q for the quarter ended September 30, 1993 in 1-10764 (Fiftieth); 4(c) to Form 10-Q for the quarter ended September 30, 1993 in 1-10764 (Fifty-first); 4(a) to Form 10-Q for the quarter ended June 30, 1994 in 1-10764 (Fifty-second); C-2 to Form U5S for the year ended December 31, 1995 (Fifty-third); C-2(a) to Form U5S for the year ended December 31, 1996 (Fifty-fourth); 4(a) to Form 10-Q for the quarter ended March 31, 2000 in 1-10764 (Fifty-fifth); 4(a) to Form 10-Q for the quarter ended September 30, 2001 in 1-10764 (Fifty-sixth); C-2(a) to Form U5S for the year ended December 31, 2001 (Fifty-seventh); 4(c)1 to Form 10-K for the year December 31, 2002 in 1-10764 (Fifty-eighth); 4(a) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Fifty-ninth); 4(f) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Sixtieth); 4(h) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Sixty-first); 4(e) to Form 10-Q for the quarter ended September 30, 2004 in 1-10764 (Sixty-second); 4(c)1 to Form 10-K for the year December 31, 2004 in 1-10764 (Sixty-third); C-2(a) to Form U5S for the year ended December 31, 2004 (Sixty-fourth); 4(c) to Form 10-Q for the quarter ended June 30, 2005 in 1-10764 (Sixty-fifth); 4(a) to Form 10-Q for the quarter ended June 30, 2005 in 1-10764 (Sixty-sixth); 4(b) to Form 10-Q for the quarter ended June 30, 2008 in 1-10764 (Sixty-seventh); and 4(c)1 to Form 10-K for the year ended December 31, 2008 in 1-10764 (Sixty-eighth)).

*4.03	Indenture of Mortgage of Entergy Gulf States Louisiana, L.L.C., dated September 1, 1926, as amended by certain Supplemental Indentures (B-a-I-1 in Registration No. 2-2449 (Mortgage); 7-A-9 in Registration No. 2-6893 (Seventh); B to Form 8-K dated September 1, 1959 (Eighteenth); B to Form 8-K dated February 1, 1966 (Twenty-second); B to Form 8-K dated March 1, 1967 (Twenty-third); C to Form 8-K dated March 1, 1968 (Twenty-fourth); B to Form 8-K dated November 1, 1968 (Twenty-fifth); B to Form 8-K dated April 1, 1969 (Twenty-sixth); 2-A-8 in Registration No. 2-66612 (Thirty-eighth); 4-2 to Form 10-K for the year ended December 31, 1984 in 1-27031 (Forty-eighth); 4-2 to Form 10-K for the year ended December 31, 1988 in 1-27031 (Fifty-second); 4 to Form 10-K for the year ended December 31, 1991 in 1-27031 (Fifty-third); 4 to Form 8-K dated July 29, 1992 in 1-27031 (Fifth-fourth); 4 to Form 10-K dated December 31, 1992 in 1-27031 (Fifty-fifth); 4 to Form 10-Q for the quarter ended March 31, 1993 in 1-27031 (Fifty-sixth); 4-2 to Amendment No. 9 to Registration No. 2-76551 (Fifty-seventh); 4(b) to Form 10-Q for the quarter ended March 31,1999 in 1-27031 (Fifty-eighth); A-2(a) to Rule 24 Certificate dated June 23, 2000 in 70-8721 (Fifty-ninth); A-2(a) to Rule 24 Certificate dated September 10, 2001 in 70-9751 (Sixtieth); A-2(b) to Rule 24 Certificate dated November 18, 2002 in 70-9751 (Sixty-first); A-2(c) to Rule 24 Certificate dated December 6, 2002 in 70-9751 (Sixty-second); A-2(d) to Rule 24

Number	Description of Exhibit
Certificate dated June 16, 2003 in 70-9751 (Sixty-third); A-2(e) to Rule 24 Certificate dated June 27, 2003 in 70-9751 (Sixty-fourth); A-2(f) to Rule 24 Certificate dated July 11, 2003 in 70-9751 (Sixty-fifth); A-2(g) to Rule 24 Certificate dated July 28, 2003 in 70-9751 (Sixty-sixth); A-3(i) to Rule 24 Certificate dated November 4, 2004 in 70-10158 (Sixty-seventh); A-3(ii) to Rule 24 Certificate dated November 23, 2004 in 70-10158 (Sixty-eighth); A-3(iii) to Rule 24 Certificate dated February 16, 2005 in 70-10158 (Sixty-ninth); A-3(iv) to Rule 24 Certificate dated June 2, 2005 in 70-10158 (Seventieth); A-3(v) to Rule 24 Certificate dated July 21, 2005 in 70-10158 (Seventy-first); A-3(vi) to Rule 24 Certificate dated October 7, 2005 in 70-10158 (Seventy-second); A-3(vii) to Rule 24 Certificate dated December 19, 2005 in 70-10158 (Seventy-third); 4(a) to Form 10-Q for the quarter ended March 31, 2006 in 1-27031 (Seventy-fourth); 4(iv) to Form 8-K15D5 dated January 7, 2008 in 333-148557 (Seventy-fifth); 4(a) to Form 10-Q for the quarter ended June 30, 2008 in 333-148557 (Seventy-sixth); and 4(a) to Form 10-Q for the quarter ended September 30, 2009 in 0-20371 (Seventy-seventh)).

*4.04	Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended by sixty-seven Supplemental Indentures (7(d) in 2-5317 (Mortgage); 7(b) in 2-7408 (First); 7(c) in 2-8636 (Second); 4(b)-3 in 2-10412 (Third); 4(b)-4 in 2-12264 (Fourth); 2(b)-5 in 2-12936 (Fifth); D in 70-3862 (Sixth); 2(b)-7 in 2-22340 (Seventh); 2(c) in 2-24429 (Eighth); 4(c)-9 in 2-25801 (Ninth); 4(c)-10 in 2-26911 (Tenth); 2(c) in 2-28123 (Eleventh); 2(c) in 2-34659 (Twelfth); C to Rule 24 Certificate in 70-4793 (Thirteenth); 2(b)-2 in 2-38378 (Fourteenth); 2(b)-2 in 2-39437 (Fifteenth); 2(b)-2 in 2-42523 (Sixteenth); C to Rule 24 Certificate in 70-5242 (Seventeenth); C to Rule 24 Certificate in 70-5330 (Eighteenth); C-1 to Rule 24 Certificate in 70-5449 (Nineteenth); C-1 to Rule 24 Certificate in 70-5550 (Twentieth); A-6(a) to Rule 24 Certificate in 70-5598 (Twenty-first); C-1 to Rule 24 Certificate in 70-5711 (Twenty-second); C-1 to Rule 24 Certificate in 70-5919 (Twenty-third); C-1 to Rule 24 Certificate in 70-6102 (Twenty-fourth); C-1 to Rule 24 Certificate in 70-6169 (Twenty-fifth); C-1 to Rule 24 Certificate in 70-6278 (Twenty-sixth); C-1 to Rule 24 Certificate in 70-6355 (Twenty-seventh); C-1 to Rule 24 Certificate in 70-6508 (Twenty-eighth); C-1 to Rule 24 Certificate in 70-6556 (Twenty-ninth); C-1 to Rule 24 Certificate in 70-6635 (Thirtieth); C-1 to Rule 24 Certificate in 70-6834 (Thirty-first); C-1 to Rule 24 Certificate in 70-6886 (Thirty-second); C-1 to Rule 24 Certificate in 70-6993 (Thirty-third); C-2 to Rule 24 Certificate in 70-6993 (Thirty-fourth); C-3 to Rule 24 Certificate in 70-6993 (Thirty-fifth); A-2(a) to Rule 24 Certificate in 70-7166 (Thirty-sixth); A-2(a) in 70-7226 (Thirty-seventh); C-1 to Rule 24 Certificate in 70-7270 (Thirty-eighth); 4(a) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1988 in 1-8474 (Thirty-ninth); A-2(b) to Rule 24 Certificate in 70-7553 (Fortieth); A-2(d) to Rule 24 Certificate in 70-7553 (Forty-first); A-3(a) to Rule 24 Certificate in 70-7822 (Forty-second); A-3(b) to Rule 24 Certificate in 70-7822 (Forty-third); A-2(b) to Rule 24 Certificate in 70-7822 (Forty-fourth); A-3(c) to Rule 24 Certificate in 70-7822 (Forty-fifth); A-2(c) to Rule 24 Certificate dated April 7, 1993 in 70-7822 (Forty-sixth); A-3(d) to Rule 24 Certificate dated June 4, 1993 in 70-7822 (Forth-

Number	Description of Exhibit
seventh); A-3(e) to Rule 24 Certificate dated December 21, 1993 in 70-7822 (Forty-eighth); A-3(f) to Rule 24 Certificate dated August 1, 1994 in 70-7822 (Forty-ninth); A-4(c) to Rule 24 Certificate dated September 28, 1994 in 70-7653 (Fiftieth); A-2(a) to Rule 24 Certificate dated April 4, 1996 in 70-8487 (Fifty-first); A-2(a) to Rule 24 Certificate dated April 3, 1998 in 70-9141 (Fifty-second); A-2(b) to Rule 24 Certificate dated April 9, 1999 in 70-9141 (Fifty-third); A-3(a) to Rule 24 Certificate dated July 6, 1999 in 70-9141 (Fifty-fourth); A-2(c) to Rule 24 Certificate dated June 2, 2000 in 70-9141 (Fifty-fifth); A-2(d) to Rule 24 Certificate dated April 4, 2002 in 70-9141 (Fifty-sixth); A-3(a) to Rule 24 Certificate dated March 30, 2004 in 70-10086 (Fifty-seventh); A-3(b) to Rule 24 Certificate dated October 15, 2004 in 70-10086 (Fifty-eighth); A-3(c) to Rule 24 Certificate dated October 26, 2004 in 70-10086 (Fifty-ninth); A-3(d) to Rule 24 Certificate dated May 18, 2005 in 70-10086 (Sixtieth); A-3(e) to Rule 24 Certificate dated August 25, 2005 in 70-10086 (Sixty-first); A-3(f) to Rule 24 Certificate dated October 31, 2005 in 70-10086 (Sixty-second); B-4(i) to Rule 24 Certificate dated January 10, 2006 in 70-10324 (Sixty-third); B-4(ii) to Rule 24 Certificate dated January 10, 2006 in 70-10324 (Sixty-fourth); 4(a) to Form 10-Q for the quarter ended September 30, 2008 in 1-32718 (Sixty-fifth); 4(3)1 to Form 10-K for the year ended December 31, 2009 in 1-32718 (Sixty-sixth); and 4(a) to Form 10-Q for the quarter ended March 31, 2010 in 1-32718 (Sixty-seventh)).

**4.05	Form of officer’s certificate establishing the terms of one or more series of Entergy Corporation debt securities.

*4.06	Form of Supplemental Indenture relating to the Entergy Arkansas, Inc. first mortgage bonds (filed as Exhibit 4.02 to Entergy Arkansas, Inc.’s Registration Statement on Form S-3, Registration No. 333-159157).

*4.07	Form of Supplemental Indenture relating to the Entergy Gulf States Louisiana, L.L.C. first mortgage bonds (filed as Exhibit 4.02 to Entergy Gulf States Louisiana, L.L.C.’s Registration Statement on Form S-3, Registration No. 333-156435).

*4.08	Form of Supplemental Indenture relating to the Entergy Louisiana, LLC first mortgage bonds (filed as Exhibit 4.02 to Entergy Louisiana, LLC’s Registration Statement on Form S-3, Registration No. 333-159158).

**5.01	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Corporation debt securities.

5.02	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Arkansas, Inc. first mortgage bonds.

5.03	Opinion of Friday, Eldredge & Clark, LLP with respect to the Entergy Arkansas, Inc. first mortgage bonds.

5.04	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Gulf States Louisiana, L.L.C. first mortgage bonds.

Number	Description of Exhibit
5.05	Opinion of Dawn Abuso, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy Gulf States Louisiana, L.L.C. first mortgage bonds.

5.06	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Louisiana, LLC first mortgage bonds.

5.07	Opinion of Dawn Abuso, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy Louisiana, LLC first mortgage bonds.

5.08	Opinion of Clark, Thomas & Winters, a Professional Corporation, with respect to the Entergy Louisiana, LLC first mortgage bonds.

**12.01	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Corporation.

*12.02	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Arkansas, Inc. (filed as Exhibit 12(a) to Entergy Arkansas, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

12.03	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Arkansas, Inc. for the six months ended June 30, 2009 and June 30, 2010.

*12.04	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Gulf States Louisiana, L.L.C. (filed as Exhibit 12(b) to Entergy Gulf States Louisiana, L.L.C.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

12.05	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Gulf States Louisiana, L.L.C. for the six months ended June 30, 2009 and June 30, 2010.

*12.06	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Louisiana, LLC (filed as Exhibit 12(c) to Entergy Louisiana, LLC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

12.07	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Louisiana, LLC for the six months ended June 30, 2009 and June 30, 2010.

**23.01	Consent of Deloitte & Touche LLP with respect to Entergy Corporation.

23.02	Consent of Deloitte & Touche LLP with respect to Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C. and Entergy Louisiana, LLC.

**23.03	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Corporation debt securities.

23.04	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Arkansas, Inc. first mortgage bonds (included in Exhibit 5.02 hereto).

23.05	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the

Number	Description of Exhibit
Entergy Arkansas, Inc. first mortgage bonds (included in Exhibit 5.03 hereto).

23.06	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Gulf States Louisiana, L.L.C. first mortgage bonds (included in Exhibit 5.04 hereto).

23.07	Consent of Dawn Abuso, Esq., Senior Counsel-Corporate & Securities of Entergy Services, Inc., with respect to her Opinion relating to the Entergy Gulf States Louisiana, L.L.C. first mortgage bonds (included in Exhibit 5.05 hereto).

23.08	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Louisiana, LLC first mortgage bonds (included in Exhibit 5.06 hereto).

23.09	Consent of Dawn Abuso, Esq., Senior Counsel-Corporate & Securities of Entergy Services, Inc., with respect to her Opinion relating to the Entergy Louisiana, LLC first mortgage bonds (included in Exhibit 5.07 hereto).

23.10	Consent of Clark, Thomas & Winters, a Professional Corporation, with respect to the Entergy Louisiana, LLC first mortgage bonds (included in Exhibit 5.08 hereto).

**24.01	Power of Attorney with respect to directors and officers signing the registration statement on behalf of Entergy Corporation.

24.02	Power of Attorney of certain officers and directors of Entergy Arkansas, Inc. (included on pages S-3 and S-4 hereof).

24.03	Power of Attorney of certain officers and directors of Entergy Gulf States Louisiana, L.L.C. (included on pages S-5 and S-6 hereof).

24.04	Power of Attorney of certain officers and directors of Entergy Louisiana, LLC (included on pages S-7 and S-8 hereof).

**25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee in respect of the debt securities of Entergy Corporation.

25.02	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as Corporate Trustee in respect of the first mortgage bonds of Entergy Arkansas, Inc.

25.03	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Co-Trustee in respect of the first mortgage bonds of Entergy Arkansas, Inc.

25.04	Form T-2 Statement of Eligibility under the Trust Indenture Act of 1939 of Stanley Burg, as Co-Trustee in respect of the first mortgage bonds of Entergy Arkansas, Inc.

25.05	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of

Number	Description of Exhibit
Entergy Gulf States Louisiana, L.L.C.

25.06	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy Louisiana, LLC.

*	Incorporated by reference.

**	Previously filed.